                                                                   EXHIBIT 10.22


                                 PROMISSORY NOTE

$10,000,000                                                    MARCH 18, 1998

         FOR VALUE RECEIVED, CONSTELLATION EQUITY CORP., a Delaware corporation (hereinafter referred to as "Maker") promises to pay to the order of U.S. FRANCHISE SYSTEMS, INC., a Delaware corporation (hereinafter referred to as "Holder"), at Payee's office at 13 Corporate Square, Atlanta, Georgia 30329 or at such other place as the Holder hereof may designate from time to time, the principal sum of Ten Million and 00/100ths Dollars ($10,000,000), or so much thereof as may be outstanding from time to time, together with interest on so much of the principal balance of this Note as may be outstanding and unpaid from time to time, at the rate hereinafter set forth, in lawful money of the United States of America, such principal and said interest to be paid as set forth below. If not repaid earlier as provided below, all remaining outstanding principal shall be payable in full no later than August 1, 2005 (the "Maturity Date").

         The outstanding principal indebtedness hereunder shall accrue interest at a rate per annum of eight percent (8.0%) and shall be computed based on the actual number of days elapsed over a year of 360 days.

         In accordance with the provisions below, each payment of this Note shall be applied, first, to unpaid interest accrued through the date of such payment, then to the Income Participation (as defined below), and finally to repayment of the principal balance.

         Maker agrees that until all amounts payable hereunder to Holder are paid in full, all distributions and payments, net of taxes, if any, owed by Maker on such distributions and payments (collectively, "Fund Payments") distributed to Maker pursuant to that certain Operating Agreement of Constellation Development Fund L.L.C., dated as of March 17, 1998, among NorthStar Constellation, L.L.C., Lubert-Adler Real Estate Opportunity Fund, L.P., Lubert-Adler Real Estate Opportunity Fund II, L.P., Lubert-Adler Capital Opportunity Fund, L.P. and Maker (as such Operating Agreement may hereafter be amended or modified, hereinafter referred to as the "Development Fund Agreement"), shall be used solely to pay to Holder the amounts due hereunder in the following manner and order of priority:

         (i) Any Fund Payments received by Maker shall be paid to Holder in respect of the applicable interest, Income Participation amounts or principal within ten (10) days of receipt by Maker of any Fund Payments under the Development Fund Agreement;

         (ii) Fund Payments shall first be applied to pay accrued interest on this Note;

         (iii) After repayment of all then accrued interest, the remaining balance of Fund Payments shall be paid to Holder as an income participation in the Fund Payments received by Maker up to an amount that will enable Holder to receive through the earlier of the Maturity Date or the date that all principal hereunder is paid in full a total net rate of return on the outstanding principal balance of this Note of thirty percent (30%) per annum (the "Income Participation"). For purposes of calculating the amount of the Income Participation, (a) the thirty percent (30%) rate per annum shall be calculated based on actual days elapsed over a year of 360 days, and (b) Maker shall be given credit in determining the Income Participation for the eight percent (8%) interest payable hereunder; and

         (iv) After payment of the Income Participation, the remaining balance of Fund Payments shall be applied to repayment of principal outstanding hereunder.

         Time is of the essence with respect to all of Maker's obligations and agreements under this Note.

         The failure of Maker to pay any Fund Payments received by Maker toward the required interest, principal or Income Participation payments when due hereunder, shall entitle Holder, at its sole option, after ten (10) days' prior written notice to Maker and the failure of Maker to cure such default within such ten (10) day period, to declare the then outstanding principal balance of this Note together with all accrued interest and any unpaid Income Participation thereon to be, and the same shall thereupon become, immediately due and payable, and Holder may proceed to collect such obligations forthwith, plus all costs of collection, including reasonable attorneys' fees if collected by and through an attorney. It is further agreed that failure of Holder to exercise this option or indulgence granted from time to time shall in no event be considered a waiver of such option or estop Holder from exercising such option. Notwithstanding the foregoing, in the event of any default by Maker hereunder Holder's sole recourse against Maker for failure to pay the amounts due under this Note shall be limited to all of Maker's right, title and interest in the Fund Payments, which in the event of any default hereunder shall be due and payable to Holder.

         To the extent permitted by law, any interest not paid when due hereunder shall be added to the unpaid principal balance of Maker's indebtedness hereunder, which additional amount shall thereafter accrue interest at the rate per annum provided herein.

         Maker agrees that it will promptly provide to Holder a true, correct and complete copy of any and all notices (a "Notice") provided or sent to Maker pursuant to the Development Fund Agreement. Copies of any and all such Notices shall be sent to Holder at the address of Holder provided for in the first paragraph of this Note. Maker further agrees that if the subject matter of any Notice provided or sent to Maker could reasonably be expected to affect the payments under the Note or give rise to any consent or approval or other rights under Article XIV of the Development Fund Agreement, the Maker agrees that it will act with respect to such matters only at the express written direction of the Holder. For purposes of clarification, it is agreed by Maker that if Holder notifies Maker in writing that the subject matter of any such Notice in the opinion of Holder could reasonably be expected to affect the payments under the Note or give rise to any consent or approval or other rights under Article XIV of the Development Fund Agreement, then the subject matter of the Notice shall presumptively be deemed to meet such standard and Maker affirms that it will act with respect to such matters only at the express written direction of the Holder.

         In no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof or otherwise, shall the amount paid or agreed to be paid to Holder for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto; and, in the event any such payment is inadvertently paid by Maker or inadvertently received by Holder, such excess sum shall be, at Maker's option, returned to Maker forthwith or credited as a payment of principal, but shall not be applied to the payment of interest. It is the intent hereof that Maker not pay or contract to pay, and that Holder not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Maker under applicable law.

         MAKER, FOR ITSELF AND ITS SUCCESSORS AND ASSIGNS AND ALL OTHER PERSONS LIABLE FOR THE PAYMENT OF THIS NOTE, WAIVES PRESENTMENT FOR PAYMENT, DEMAND, PROTEST, AND NOTICE OF DEMAND, DISHONOR, PROTEST, AND

NONPAYMENT, AND CONSENTS TO ANY AND ALL RENEWALS, EXTENSIONS OR MODIFICATIONS THAT MIGHT BE MADE BY HOLDER AS TO THE TIME OF PAYMENT OF THIS NOTE FROM TIME TO TIME.

         This Note shall be governed by the laws of the State of Georgia (excluding conflict of laws provisions).

         Holder shall not be deemed to waive any of its rights unless such waiver be in writing and signed by Holder. No delay or omission by Holder in exercising any of its rights shall operate as a waiver of such rights and a waiver in writing on one occasion shall not be construed as a consent to or a waiver of any right or remedy on any future occasion.

         The word "Holder" as used herein shall include transferees, successors and assigns of Holder, and all rights of Holder hereunder shall inure to the benefit of its transferees, successors and assigns. All obligations of Maker shall bind its transferees, successors, heirs, personal representatives and assigns.

                  SIGNED, SEALED AND DELIVERED by the undersigned as of the day and year first above set forth.

                                          CONSTELLATION EQUITY CORP.


                                          By:  /s/ Adam J. Anhang
                                             ----------------------------------
                                          Title:   Vice President
                                                -------------------------------